EXHIBIT 3.370
AMENDED AND RESTATED BYLAWS
OF
RIVER REGION MEDICAL CORPORATION
ARTICLE I
PRINCIPAL OFFICES
The principal office of the corporation in the State of Mississippi shall be located in the City of Vicksburg, County of Warren. The corporation may have such other offices, either within or without the State of Mississippi, as the board of directors may designate or as the business of the corporation may require from time to time.
ARTICLE II
SHAREHOLDERS
SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held at such time and date in each year as may be determined by the directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Mississippi, such meeting shall be held on the next succeeding business day.
If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.
SECTION 2. Special Meetings. The corporation shall hold a special meeting of shareholders (1) on call of its board of directors or the president; or (2) unless the articles of incorporation provide otherwise, if the holders of at least ten percent (lot) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. If not otherwise fixed under applicable law, the record date for determining shareholders entitled to demand a special meeting shall be the date the first shareholder signs the demand.
SECTION 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Mississippi, for any annual meeting or for any special meeting of shareholders. A valid waiver of notice signed by all shareholders entitled to notice may designate any place, either within or without the State of Mississippi, as the place for any annual meeting or for any special meeting of shareholders. Unless the notice of the meeting states otherwise, shareholders, meetings shall be held at the corporation’s principal office.
SECTION 4. Notice of Meeting. The corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date.

Unless applicable law or the articles of incorporation require otherwise, the corporation shall give notice only to shareholders entitled to vote at the meeting. Unless applicable law or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting shall be called, only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.
Unless these bylaws require otherwise, if an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be filed under applicable law or Article II, Section 5 of these bylaws, however, notice of the adjourned meeting must be given under this section to persons who are shareholders as of the new record date.
SECTION 5. Closing of Transfer Books or Fixing of Record Date. The board of directors of the corporation may fix the record date for one or more voting groups in order to determine shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action. A record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If not otherwise fixed by law, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting shall be the day before the first notice is delivered to shareholders. If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption or other acquisition of the corporation’s shares), it shall be the date the board of directors authorizes the distribution. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
SECTION 6. Voting Lists. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder.
The shareholders’ list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney shall be entitled on written demand to inspect and, subject to the requirements of applicable law, to copy the list during regular business hours and at his expense, during the period it shall be available for inspection. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment.

SECTION 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or applicable law impose other quorum requirements, a majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as may be required by Article 11, Section 4 of these bylaws or by applicable law. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
SECTION 8. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy shall be effective when received by the secretary or other officer or agent authorized to tabulate votes of the corporation. An appointment shall be valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment shall be coupled with an interest. Appointments coupled with an interest include the appointment of (1) a pledgee; (2) a person who purchased or agreed to purchase the shares; (3) a creditor of the corporation who extended it credit under terms requiring the appointment; (4) an employee of the corporation whose employment contract requires the appointment; or (5) a party to a voting agreement created under applicable law.
The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity shall be received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment made irrevocable because it is coupled with an interest shall be revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.
Subject to applicable law and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the corporation shall be entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

SECTION 9. Voting of Shares. Except as provided below or, unless the articles of incorporation provide otherwise, and subject to the provisions of Section 12 of this Article II, each outstanding share — regardless of class, shall be entitled to one (1) vote on each matter voted on at a shareholders’ meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or applicable law require a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
Absent special circumstances, shares of this corporation shall not be entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and this corporation owns, directly or indirectly, a majority of the shares of the second corporation entitled to vote for the directors of the second corporation. This does not limit the power of this corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.
Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
SECTION 11. Informal Action by Shareholders. Action required or permitted by applicable law to be taken at a shareholders, meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. If not otherwise determined under applicable law, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs such consent. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.
If applicable law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that, under applicable law, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.
SECTION 12. Shares Held by Nominees. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee shall be recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure. The procedure may set forth: (1) the types of nominees to which it applies; (2) the rights or privileges that the corporation recognizes in a beneficial owner; (3) the manner in which the procedure shall be selected by the nominee; (4) the information that must be provided when the procedure is selected; (5) the period for which selection of the procedure shall be effective; and (6) other aspects of the rights and duties created.
SECTION 13. Corporation’s Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of the shareholder, the corporation, if acting in good faith, shall be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.
If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, shall nevertheless be entitled to accept the vote, consent. waiver or proxy appointment and give it effect as the act of the shareholder if: (1) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (2) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (4) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; (5) two (2) or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.
The corporation shall be entitled to reject a vote, consent, waiver or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
ARTICLE III
BOARD OF DIRECTORS
SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation.
SECTION 2. Number, Election, Tenure and Qualifications. The number of directors which shall constitute the whole board shall be eleven (11). A change in the number of directors shall be made only by a vote of the majority of shares of the voting stock of the Corporation. Board of directors shall be elected at each annual shareholders’ meeting. The terms of the initial directors of the corporation expire at the first shareholders’ meeting at which directors shall be elected. The terms of all other directors expire at the next annual shareholders’ meeting following their election. A decrease in the number of directors does not shorten an incumbent director’s term. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors shall be elected. Despite the expiration of a director’s term, he continues to serve until his successor shall be elected and qualifies or until there shall be a decrease in the number of directors. A director need not be a resident of this state or a shareholder of the corporation.
SECTION 3. Conflict of Interest. Members of the board shall not have any undisclosed conflicts of interest with the Hospital. Such conflict situations may be present, for example, if an individual board member is a supplier of products or services to the Hospital. Each director will sign a statement by which he or she agrees to be bound by the Corporation’s policy on conflicts of interest. A director shall absent himself from the discussion and abstain from voting on any issue in which, or in the outcome of which, such director has an interest other than as a fiduciary of the Hospital. Nothing in this paragraph shall prevent the remaining directors from voting on any issue, contract or recommendation.
SECTION 4. Resignation of Board of Directors: Removal of Board of Directors by Shareholders. A director may resign at any time by delivering written notice to the board of directors, to its chairman or to the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.
The shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one (1) of the purposes, of the meeting shall be removal of the director.
SECTION 5. Regular Meetings. Unless the articles of incorporation or these bylaws provide otherwise, a regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders.
SECTION 6. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or a majority of the members of the board. Unless the articles of incorporation or these bylaws provide for a longer or shorter period, special meetings of the board of directors must be preceded by at least two (2) days’ notice of the date, time and place of the meeting. If no place for the meeting has been designated in the notice, the meeting shall be held at the principal office of the corporation. The notice need not describe the purpose of the special meeting unless required by the articles of incorporation or these bylaws.
SECTION 7. Place of Meetings. The board of directors may hold regular or special meetings in or out of this state.

SECTION 8. Quorum. Unless the articles of incorporation or these bylaws require a greater number, a quorum of the board of directors consists of a majority of the number of directors fixed by Article III, Section 2, or a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the corporation has a variable-range size board. If less than such number necessary for a quorum shall be present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
SECTION 9. Manner of Acting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors unless the articles of incorporation or bylaws require the vote of a greater number of directors.
SECTION 10. Action Without a Meeting. Unless the articles of incorporation or bylaws provide otherwise, action required or permitted to be taken at a board of directors’ meeting may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent, unless the consent specifies a different effective date Such a consent has the effect of a meeting vote and may be described as such in any document.
SECTION 11. Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors (i) the shareholders may fill the vacancy, (ii) the board of directors may fill the vacancy, or (iii) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.
SECTION 12. Compensation. Unless the articles of incorporation or these bylaws provide otherwise, the board of directors may fix the compensation of directors. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
SECTION 13. Executive and Other Committees. Unless the articles of incorporation or bylaws provide otherwise, the board of directors may create an executive committee and one or more other committees and appoint members of the board of directors to serve on them. Each committee must have two (2) or more members, who serve at the pleasure of the board of directors. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation or bylaws to take action. To the extent specified by the board of directors or in the articles of incorporation or bylaws, each committee may exercise the authority of the board of directors. A committee may not, however, (i) authorize distributions, (ii) approve or propose to shareholders action required by applicable law to be approved by shareholders, (iii) fill vacancies on the board of directors or on any of its committees, (iv) amend articles of incorporation pursuant to applicable law authorizing amendment by the board of directors, (v) adopt, amend, or repeal bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the board of directors, or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (Or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors. Provisions of these bylaws governing meetings, action without Meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors, apply to committees and their members as well.
SECTION 14. Participation by Telephonic or Other Means. Unless the articles of incorporation or these bylaws provide otherwise, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.
ARTICLE IV
OFFICERS
SECTION 1. Number. The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary and treasurer. The board in its discretion, may also choose a chairman, who must be a director of the corporation. In addition, the president may appoint, or the board of directors may elect one or more assistant secretaries and one or more assistant treasurers who shall have the same duties and authority, respectively, as the secretary and treasurer. Any number of offices, other than the president and the secretary may be held by the same person, unless the articles of incorporation or these bylaws provide otherwise. No person shall sign any document on behalf of this corporation in more than one capacity.
SECTION 2. Election. The officers shall be elected or appointed by the board of directors at the first meeting following each annual meeting of shareholders and shall hold office at the pleasure of such board. The president shall be a director.
SECTION 3. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
SECTION 4. Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors with or without cause, when in the judgment of the board the best interest of the corporation demands such removal. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

SECTION 5. Chairman of the Board. The chairman of the board of directors, if there be one, shall preside at all meetings of the board and of the shareholders at which he is present. Except where by law the signature of the president is required, the Chairman shall possess the same power as the president to sign all certificates of stock, contracts, leases, mortgages and other documents and instruments of the corporation which may be authorized by the board. During the absence or disability of the president, the chairman shall exercise all the powers and discharge all the duties of the president. The chairman shall also perform such other duties and exercise such other powers as from time to time may be assigned to him by these bylaws or by the board of directors.
SECTION 6. President. It shall be the duty of the president to preside at all meetings of the board of directors at which he is present, unless the board shall elect a permanent chairman; to call special meetings of the board whenever he may think such meetings are necessary, or as requested to do so in accordance with these bylaws; to sign all certificates of stock, contracts, leases, mortgages, deeds, conveyances and other documents of the corporation, which shall be countersigned by the secretary or treasurer where required. He shall have active executive management and general supervision and direction of the affairs of the corporation. He shall preside at and make to the annual meeting of the stockholders of the corporation a report covering the operation of the corporation for the preceding fiscal year, together with such suggestions as he may deem proper.
SECTION 7. Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice president in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting. shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
SECTION 8. Secretary. The secretary shall have the powers granted him under these Bylaws, and shall sign and issue all the calls for the stockholders’ and directors’ meetings when properly authorized; shall give notice of such meetings to each stockholder or director as provided above in these Bylaws and as required by law; shall have published all notices of the same required by law to be published; shall keep full and accurate minutes of the proceedings of all stockholders’ and directors’ meetings and shall attest the same after approval of the presiding officers He shall sign such instruments as require his signature and he shall make such reports and perform such other duties as are incident to his office, or may be required of him by the board of directors.
SECTION 9. Assistant Secretary. The assistant secretary, or (if there be more than one) the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
SECTION 10. Treasurer. The treasurer shall have the custody of all monies and securities of the corporation and shall deposit same in the name and to the credit of the corporation. He shall keep a full and accurate account of the receipts and disbursements in books belonging to the corporation and shall disburse the funds of the corporation by check or other warrant. He shall render such reports to the president and board of directors as may be required of him and shall perform such other duties as may be incident to this office, or may be required of him from time to time by the board of directors.
SECTION 11. Assistant Treasurer. The assistant treasurer, or, if there be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and such other powers as the board of directors may from time to time prescribe.
ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS
SECTION 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors, such authority may be general or confined to specific instances.
SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.
SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, companies or other depositories as the board of directors may select.
ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER
SECTION 1. Certificates for Shares. Shares shall be represented by certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. At a minimum, each share certificate must state on its face (1) the name of the corporation and that the corporation is organized under the law of the State of Mississippi; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate or the corporation must furnish the shareholder this information on request in writing and without charge.

Each share certificate must be signed (either manually or in facsimile) by the president or a vice president and by the secretary or an assistant secretary or by such other officers designated in the bylaws or by the board of directors so to do, and may be sealed with the corporate seal. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued the certificate is nevertheless valid.
All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.
SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.
ARTICLE VII
INDEMNIFICATION
SECTION 1. Right of Indemnity. The corporation shall indemnify its officers and directors to the fullest extent permitted under applicable law.
SECTION 2. Right of Corporation to Insure. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against such liability under applicable law.
ARTICLE VIII
NOTICE
Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication or by mail or private carrier. If these forms of personal notice shall be impracticable, notice may be communicated by a newspaper of general circulation in the area where published or by radio, television or other form of public broadcast communication. Written notice to shareholders, if in a comprehensible form, shall be effective when mailed, if mailed postpaid and correctly addressed to the shareholder’s address shown in the corporations current record of shareholders.

Except as provided above with respect to notice to shareholders, written notice, if in a comprehensible form, shall be effective at the earliest of the following:
(1) When received;
(2) Five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed;
(3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice shall be effective when communicated if communicated in a comprehensible manner.
If applicable law prescribes notice requirements for particular circumstances, those requirements govern. If the-articles of incorporation or these Bylaws prescribe notice requirements, not inconsistent with this section or other provisions of applicable law, those requirements govern.
ARTICLE IX

WAIVER OF NOTICE: ASSENT TO ACTIONS
Unless otherwise provided by law, a shareholder or director of the corporation may waive any notice required by applicable law, the articles of incorporation or these bylaws, before or after the date and time stated in the notice. Except as provided below, the waiver must be in writing, be signed by the shareholder or director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting, (ii) his dissent or abstention from the action taken shall be entered in the minutes of the meeting, or (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

ARTICLE X
EMERGENCY BYLAWS
The emergency bylaws provided in this article shall be operative during any emergency in the conduct of the business of the corporation, notwithstanding any different provision in the preceding articles of the bylaws or in the articles of incorporation of the corporation or in the Mississippi Business Corporation Act. An emergency exists if a quorum of the corporation’s directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with the provisions of this article, the bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the emergency bylaws shall cease to be operative.
During any such emergency:
(a) A meeting of the board of directors may be called by any officer or director of the corporation. Notice of the meeting shall be given by the officer or director calling the meeting only to those directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio.
(b) One or more officers of the corporation present at a meeting of the board of directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.
(c) The board of directors, either in anticipation of or during any such emergency, may modify lines of succession to accommodate the incapacity of any director, officer, employee or agent.
(d) The board of directors, either in anticipation of or during any such emergency, may relocate the principal offices or regional offices, or authorize the officers to do so.
Corporate action taken in good faith during an emergency under this section to further the ordinary business affairs of the corporation binds the corporation and may not be used to impose liability on a corporate director, officer, employee or agent.
These emergency bylaws shall be subject to repeal or change by further action of the board of directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the lime of such repeal or change. Any amendment of these emergency bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.
ARTICLE XI
FISCAL YEAR
The fiscal year of the corporation shall be fixed by resolution of the board of directors.
ARTICLE XII
DISTRIBUTIONS
The board of directors may authorize and the corporation may make distributions to its shareholders, subject to restriction by the articles of incorporation and applicable law.

ARTICLE XIII
CORPORATE SEAL
The Corporation shall have no seal and any document duly executed by the officer so authorized by the board of directors or these Bylaws shall have such legal effect as though a seal had been affixed thereto. In the event a seal shall be used, it shall have inscribed thereon the name of the Corporation, the state of incorporation and the words “Corporate Seal.”
ARTICLE XIV
ADMINISTRATION OF MEDICAL FACILITY
SECTION 1. Operating Philosophy. It shall be the policy of the Corporation that any medical facility (“Hospital”) owned by the Corporation shall be operated as an autonomous division of the corporation under the direction of an Administrator who shall serve as the Chief Executive Officer of the Hospital (“Hospital CEO”). The medical practice conducted in each Hospital shall be under the supervision of the medical staff of such Hospital (“Medical Staff’) and shall be conducted in accordance with the highest standards of medical ethics and professional competence.
SECTION 2. Hospital Purposes. The purposes of the Hospital shall be:
(a) To provide and manage facilities, personnel and services designed to diagnose and treat patients. Patient care shall be provided to sick, injured or disabled persons without regard to race, creed, color, sex or national origin;
(b) To provide appropriate facilities and needed services to serve best the needs of patients; promote the general health of the community; to encourage education and training of hospital employees and staff appointees; and to maintain the quality of patient care that is achievable commensurate with resources available;
(c) To carry on such education activities related to rendering care to the sick and injured or to the promotion of health as may be justified by the facilities, personnel, funds or other requirements that are, or can be made, available; and
(d) To manage, operate or participate in, so far as Hospital policy, circumstances and available funds may warrant, any activity designed and carried on to promote the general health of the community.
SECTION 3. Enumeration of Board Functions in Management of Hospital. The board is directly responsible for the functions enumerated below:
(a) Medical Staff appointments and reappointments, and the granting of staff privileges following recommendations of the Medical Staff;
(b) Suspension or removal of any physician from the Medical Staff and reductions, extensions, suspensions or terminations of privileges in accordance with the provisions of these Bylaws and the applicable provisions of the Medical Staff bylaws (“Medical Staff Bylaws”);

(c) Adoption of, amendments to or repeal of, rules and regulations governing the Medical Staff;
(d) Decisions regarding quality of service to be made available at the Hospital;
(e) Encourage programs for continuing education for Medical Staff appointees and appropriate in-service education programs for Hospital employees, for the purpose of improving clinical and employee performance;
(f) Require the development of a performance improvement program which includes a mechanism for review of the qualify of patient care services provided by the Medical Staff and by individuals who are not subject to the Medical Staff privilege delineation process;
(g) Review the performance improvement programs on an ongoing basis;
(h) Review periodically the hospital’s management plan (“Hospital’s Management Plan”) with the Hospital CEO of the Hospital; and
(i) Develop mechanisms for dispute resolutions both within the board and within the Hospital.
SECTION 4. Hospital CEO. The board of directors shall select and employ a competent and experienced Hospital CEO who shall be its direct representative in the management of the medical facility and serve as a liaison of the board of directors. The board shall consider, education, experience and endorsement by peers in determining the qualifications of a candidate for Hospital CEO. The Hospital CEO shall function as chief executive officer of the Hospital and shall report to the President (or designee) of the Corporation. The Hospital CEO shall be given the necessary authority and held responsible for the administration of the medical facility in all departments, subject only to the policies enacted by the board of directors. He or she shall function as chief executive officer of the Hospital.
Duties of Hospital CEO The authority and duties of the Hospital CEO shall include responsibility for:
(a) Establishing policies and procedures in collaboration with Executive Staff, Department Heads, and leaders of the Medical Staff, and carrying out all policies and procedures as adopted by the board of directors;
(b) Providing an orientation program for new board members and continuing education program for all board members, based at least in part on identified needs, and maintaining a written record of all board Orientation and Continuing Education activities;
(c) Reporting to the board and to the Medical Staff on the overall activities of the Hospital, to include hospital performance improvement, risk management and safety programs (including an incident reporting system), as well as on appropriate federal, state and local developments that affect the operation of the Hospital;
(d) Providing the Hospital’s quality assurance/improvement committee with adequate support and personnel reasonably required to carry out their quality assurance/improvement activities;

(e) Organizing the functions of the Hospital, delegating duties and establishing formal means of accountability on the part of subordinates;
(f) Establishing, reviewing and where appropriate, adjusting charges within the framework of policies established by the board;
(g) Negotiating and finalizing professional, consultant and service contracts in accordance with Corporate policy, for submission to the board for their review prior to submission to the President (or designee) for approval;
(h) Establishing such Hospital departments as are necessary;
(i) Implementing a written plan of internal control and a management reporting system for the Hospital;
(j) Selecting, employing, controlling, evaluating and discharging of employees, including development of criteria for use in these activities, and developing and maintaining personnel policies and practices for the Hospital;
(k) Maintaining physical properties in a good state of repair and good operating conditions;
(1) Supervising business affairs to ensure that funds are collected and expended to the best possible advantage;
(m) Directing the preparation of annual operating and capital budgets, position controls, and three year plans/forecasts, in accordance with Corporate policy; reviewing and revising same for presentation to the President (or designee) for review and approval;
(n) Recommending adequate Hospital insurance coverage and directing effective safety and risk management programs;
(o) Cooperating with the Medical Staff and with those concerned with the rendering of professional services to the end that a quality of care that is optimally achievable may be rendered to patients;
(p) Presenting to the board periodic reports reflecting the status of the Hospital and presenting, preparing, and submitting of such special reports as may be required;
(q) Attending all meetings of the board and committees thereof;
(r) Serving as liaison officer and conveying all communications between the board, the Medical Staff and Hospital employees;
(s) Being responsible for assuring that the Hospital conforms to the requirements of authorized planning, regulatory, and inspecting agencies; reviewing and acting promptly upon n the reports of such agencies;

(t) Overseeing Hospital liaison and compliance with the laws and regulations of federal, state and local governmental agencies and with the standards, rules and regulations of the various other accrediting and approval agencies, including the acquisition and maintenance of accreditation by the Joint Commission for Accreditation of Healthcare Organizations;
(u) Designating in writing other individuals, by name or position, who are, in order of succession, authorized to act for him during any period of his absence from the Hospital;
(v) Assisting any auxiliary organizations of the Hospital with policies, management and services when called upon;
(w) Performing any other duty within the express or implicit terms of his duties hereunder that may be necessary for the best interest of the Hospital;
(x) Negotiating, entering into, performing, modifying and terminating all contracts with physicians in accordance with Corporate policy;
(y) Purchasing or leasing medical equipment for the Hospital in accordance with Corporate policy; and
(z) Presenting to the board periodic organizational reports which establish clear lines of responsibility and accountability within departments and accountability between department directors and executive staff.
SECTION 5. Medical and Dental Staff.
(a) The Staff shall operate as a part of the Hospital, through its committees and officers, responsible and accountable to the board for the discharge of those duties and responsibilities delegated to it by the board from time to time;
(b) The Staff shall undertake periodic review of the Staff Bylaws, Rules and Regulations as set forth in the Staff Bylaws and shall report the results of such reviews to the board no less than every other year. In recommending Staff Bylaws to facilitate the functioning of the Staff and to accomplish the purposes set forth in Article XIV, Section 2, the Staff shall follow the procedures set forth in the Staff Bylaws. Only such Staff Bylaws as are adopted by the board shall be effective and the board retains the right to rescind any authority or procedures delegated to the Staff by the Staff Bylaws or otherwise, and to amend the Staff Bylaws as necessary for the good operation of the Hospital;
(c) The board shall act upon applications for appointment, reappointment, specific clinical privileges and assignments of responsibilities within the Staff;
(d) The board shall appoint only professionally competent practitioners meeting the personal and professional qualifications prescribed in the Staff Bylaws to the Staff. Persons so appointed shall have full responsibility for the treatment of the individual hospital patient subject only to such limitations as the board and its designees may impose, and to the Staff Bylaws and Rules and Regulations of the Staff as adopted by the board. Appointments shall be for two years, renewable every two years in accordance with the reappointment procedures set forth in the Staff Bylaws and these Corporate Bylaws;
(e) The board shall make decisions upon recommendations from the Staff as to the types and extent of professional work permitted to be done by each appointee of the Staff;
(f) The board shall make decisions upon recommendations from the Staffing regard to the adoption of amendments to, or repeal of, rules and regulations governing the Staff;
(g) The board shall receive and act upon recommendations from the Staff respecting any communications and/or requests presented by the duly authorized representatives of the Staff;
(h) From time to time the board shall evaluate the number, age, admissions, and hospital activities of appointees in each staff department;
(i) All applications for appointment to the Staff shall be in writing and shall be addressed to the Hospital CEO. They shall contain full information concerning the applicant’s education, licensure, practice, competence, previous performance and hospital experience, and any unfavorable history with regard to licensure and hospital privileges;
(j) At its next regular meeting after receipt of a recommendation from the Staff Executive Committee concerning an applicant for Staff appointment or an appointee to the Staff, the board shall act in the matter;
(k) Whenever a practitioner requests a hearing due to a specific adverse sanction (denials, suspensions, revocations, reductions and limitations of aspects of Staff appointment or clinical privileges), the hearing shall be conducted in accordance with the Fair Hearing Plan appended to these Bylaws or any amendment to or restatement thereof;
(1) When the board takes final, action in the matter, it shall send notice of such decision through the Hospital CEO by certified mail, return receipt requested, to the applicant or appointee involved. The board, the Chief of Staff, the Staff and the department or service concerned shall also be notified of the decision;
(m) If an application is denied by the board, the applicant may reapply for appointment to the Staff after the expiration of two years from the date of such denial, unless the board provides otherwise in the formal written denial;
(n) After the board agrees to the appointment or reappointment of an applicant, the Hospital CEO shall make available to that applicant a copy of the appropriate sections of these Corporate Bylaws and all such hospital policies and directives as are applicable to appointees to the Staff, and the Bylaws, Rules and Regulations of the Staff in force at. that time. The applicant shall sign a statement furnished him by the Hospital CEO declaring that he has read and understood all such Bylaws, Rules and Regulations, policies and directives, and that he specifically agrees to the following undertakings:
(i) An obligation as an appointee to the Staff to provide continuous care and supervision as needed to all hospital patients for whom he has responsibility;

(ii) An agreement to abide by all such Bylaws of the Corporation and Policies and Directives of the Hospital, including all such Bylaws, Rules and Regulations of the Staff as shall be in force during the time he is appointed or reappointed to the Staff of the Hospital; and
(iii) An agreement to accept committee assignments and such other duties and responsibilities as shall be assigned to him by the board and the Staff.
(o) Physicians having contracts with the Hospital requiring membership on the medical staff shall achieve membership status by the same procedures of application, review, appointment and reappointment provided for other medical staff members. If the Medical Staff Bylaws, or any other Bylaws, conflict with the provisions of the written contract between the physician and the Hospital, then and in that event, the provisions of the written contract shall prevail over the Bylaws as written or amended. No amendment to the Medical Staff Bylaws or any other Bylaws shall override the provisions of a physician-Hospital contract regarding termination of staff privileges or otherwise. If there is no provision in the contract regarding staff privileges, then the physicians’ medical staff privileges shall not be terminated without the same due process provided for other members of the medical staff.
SECTION 6. Quality of-Care and Administrative Support. The board through the Hospital CEO shall assure that the Staff is provided with the administrative assistance necessary to conduct performance improvement activities in accordance with the Hospital’s performance improvement plan. This includes the services of the appropriate departments, as well as any other administrative or technical assistance deemed necessary and appropriate to facilitate the Staffs conduct of quality assurance/improvement activities. The nature and the frequency of submission of required reports shall be in accordance with the Hospital’s Performance Improvement Plan and the Staff Bylaws, Rules and Regulations.
ARTICLE XV
COMPENSATION COMMITTEE
SECTION 1. Composition and Election. The Compensation Committee shall be composed of nine (9) members as follows:
(a) four (4) of the committee members shall be appointed by the Board of directors of the Corporation, provided that one of the members so chosen by the board shall be a physician who, at the time of such appointment, is in the full-time employ of River Region Medical Corporation.
(b) two (2) of the committee members shall be elected by the physicians who, at the time of such election, are in the direct full-time employ of River Region Medical Corporation, from a slate of four (4) such physicians nominated by the board of directors; and
(c) three (3) of the committee members shall be elected by the physicians who, at the time of such election, are in the direct full-time employ of Vicksburg Clinic, Inc., a wholly-owned subsidiary of the Corporation, from a slate of six (6) such physicians nominated by the board of directors.
The persons elected shall serve for two (2) year terms with any vacancy created by resignation or otherwise being filled by the method as set forth above which applies to the vacated position.

SECTION 2. Chairman of the Compensation Committee. The Chairman of the Compensation Committee shall be appointed by the board of directors of the corporation. The Chairman shall preside over meetings, administer the minutes of all meetings, record all votes taken at such meetings, ensure that all administrative actions are carried out by the Compensation Committee and communicate to the board of directors of the Corporation the actions and decisions as made by the Compensation Committee.
SECTION 3. Purpose. The Compensation Committee shall make recommendations to the board of directors with respect to the Production Percentage to be used in calculating compensation under physician employment contracts with the Corporation which provide for such recommendation by a Compensation Committee and give such other advice to the board of directors with respect to the compensation of employed physicians of the Corporation as requested by the board of directors from time to time. The specific duties of the committee shall include the following:
1. Individual physician compensation.
(a) Methodology, to include fee for service and capitation.
(b) Production percentages within the framework of methodology.
(c) Make recommendations for base salaries for newly recruited physicians.
2. Address general matters impacting physician compensation such as managed care contracts, assignment, changes in billing methods, etc.
3. Facilitate, as much as possible, the accommodation of different physicians’ practice styles.
4. Address special situations, such as compensation for activities outside daily medical practice.
5. Assist in the development of a physician recruitment plan.
6. The Compensation Committee will not address those issues which are the responsibility of the Medical Advisory Board. These duties have been specifically defined for the Medical Advisory Board and approved by the board of directors.
SECTION 4. Meetings. Meetings of the Compensation Committee may be called by or at the request of the board of directors or by the Chairman of the Compensation Committee and must be preceded by at least two days notice of the date, time and place of meeting. A quorum of the Compensation Committee exists if a majority of the members are present and, if a quorum is present when the vote is taken, an affirmative vote of the majority of the members is the act of the Compensation Committee in rendering advice and recommendations to the Board of directors of the Corporation.
SECTION 5. Administration of Compensation System. The compensation shall be administered by the board of directors, with the advice of the Compensation Committee. The Compensation Committee shall make a recommendation to the board of directors with respect to the Employee’s Production Percentage payable to the Employee for each Renewal Term; provided, however, that the Employee’s Production Percentage shall not be increased unless approved by a vote of seven (7) of the eleven (11) members of the board of directors. In the event the Compensation Committee is unable to make a recommendation on the Employee’s Production Percentage, then the board of directors shall set the Employee’s Production Percentage payable for the next renewal term, provided, however, a decrease in the Employee’s Production Percentage from the previous term must be approved by a vote of seven (7) of the eleven (11) members of the board of directors.
SECTION 6. Amendment to this Article XV. Any amendment or modification to this Article XV shall be made only by a vote of the majority of shares of the voting stock of the Corporation.
ARTICLE XVI
MEDICAL ADVISORY BOARD
SECTION 1. Composition and Election. The Medical Advisory Board shall be composed of ten (10) members as follows:
(a) five (5) of the Medical Advisory Board members shall be elected by physicians who, at the time of such election, are in the direct full-time employ of River Region Medical Corporation from a slate of all the physicians who are in the direct full-time employ of River Region Medical Corporation. The five physicians receiving the most votes will be appointed to the Medical Advisory Board; and
(b) five (5) of the Medical Advisory Board members shall be elected by the physicians who, at the time of such election, are in the direct full-time employ of Vicksburg Clinic, Inc., a wholly-owned subsidiary of the Corporation from a slate of all the physicians who are in the direct full-time employ of Vicksburg Clinic, Inc. The five physicians receiving the most votes will be appointed to the Medical Advisory Board.
SECTION 2. Purpose and Duties. The purpose and duties of the Medical Advisory Board shall be to advise the board of directors of the Corporation as to the medical aspects of the Corporation’s clinical operations and to address patient issues, including standards of care, medical staff credentialing, scheduling and call requirements, treatment modalities, procedure coding, other issues affecting patient care and physician fee schedules; provided, however, the Medical Advisory Board shall serve only in an advisory capacity and shall not have the authority to act on behalf of the Board of directors or for the Corporation and shall report only to the Board of directors of the Corporation.
Specifically, the duties of the Medical Advisory Board shall be as follows:
(a) Approve activities and mechanisms to assess, preserve and improve the overall quality and efficiency of patient care with respect to medical matters, to monitor and evaluate the quality of patient care, to identify and resolve any patient care problems, and identify opportunities to improve patient care and to take action thereon.
(b) Develop and oversee medical protocols and documentation, quality assurance, criteria and utilization review and coding activities for patient care.

(c) Develop and implement the mechanisms to review credentials of physicians relative to the office practices of employed physicians.
(d) Determine all on-call coverage schedules and requirements.
(e) Be responsible for actions relating to patient acceptance, patient discharge, and patient referrals within the clinics.
(f) Oversee the clinic medical and clinical staff, which shall be separate from the hospital medical staff.
(g) Administer clinic administrative policies and procedures, as established by the River Region Medical Corporation Governing Board.
(h) Participate in the coordination of activities required by licensing and regulatory agencies.
(i) Investigate, and if necessary, recommend action regarding any ethical issues raised by patients and/or their families.
(j) Review and make recommendation regarding clinic fee schedules.
(k) Administer such other responsibilities as shall be consistent with the Mississippi Professional Practice Act and shall be delegated from time to time by the board of directors.
SECTION 3. Chairman of the Medical Advisory Board. The Chairman of the Medical Advisory Board shall be elected by a majority vote of the members of the Medical Advisory Board. The Chairman shall preside over meetings, administer the minutes of all meetings, record all votes taken at such meetings, ensure that all administrative actions are carried out by the Medical Advisory Board and communicate to the board of directors of the Corporation the actions and decisions as made by the Medical Advisory Board.
SECTION 4. Meetings. Meetings of the Medical Advisory Board may be called by or at the request of the board of directors of the Corporation or by the Chairman of the Medical Advisory Board. All votes taken by the Medical Advisory Board shall be by a majority vote of the members present at the meeting provided that a majority of the members are-present at the meeting.
SECTION 5. Amendment to this Article XVI. Any amendment or modification to this Article XVI shall be made only by a vote of the majority of shares of the voting stock of the Corporation.
ARTICLE XVII
GENERAL PROVISIONS
SECTION 1. Duality of Interest. Any board member, officer, employee, or committee member having an interest in a contract or other transaction presented to the Hospital CEO for authorization, approval or ratification shall give prompt, full and frank disclosure of his interest to the Hospital CEO prior to action by the Hospital CEO on such contract or transaction.

SECTION 2. Indemnification. The Corporation shall indemnify any present or former employee or agent of the Hospital, including any Staff appointee engaged in Hospital business through committee or other service to the extent and in the manner set forth in these Bylaws, (hereinafter, “Official Acts”). Such indemnity shall be for expenses and costs actually and necessarily incurred by him in connection with the defense or settlement of any pending or threatened action, suit or proceeding to which he is made a party by reason of his being or having been such an official, except in relation to matters as to which he shall be finally adjudged to be liable of willful misconduct amounting to bad faith. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Bylaws or any agreement, vote of the board or insurance purchased by the Hospital or Corporation.
SECTION 3. Auxiliary and Associated Organizations. The board may authorize the formation of auxiliary and associate organizations to assist in the fulfillment of the purposes of the Hospital. Each such organization shall establish its rules and regulations and make amendments thereto which shall be subject to board approval and which shall not be inconsistent with these Bylaws or the standing rules of the board or the Hospital. The services and activities of any individual volunteers who are not members of an organized auxiliary organization will be supervised by an administrative delegate. Reports and other information which these Bylaws require the Staff to transmit to the board shall be deemed so transmitted when delivered, unless otherwise specified, to the Hospital CEO.
SECTION 4. Transmittal of Reports. Reports and other information which these Bylaws require the Staff to transmit to the board shall be deemed so transmitted when delivered, unless otherwise specified, to the Hospital CEO.
ARTICLE XVIII
AMENDMENTS
(a) Unless the articles of incorporation, applicable law, a resolution of the shareholders or specific Bylaw provision reserves this power exclusively to the shareholders in whole or in part, the Corporation’s board of directors may amend or repeal these Bylaws and adopt new Bylaws at any regular or special meeting of the’ board of directors.
(b) The board shall review these Bylaws annually to ensure compliance with applicable law and the requirements of the Joint Commission for the Accreditation of Healthcare Organizations; any amendments shall be made in accordance with (a) above.
APPROVED AND ADOPTED AS AMENDED, EFFECTIVE AS OF 29, April, 1997.
/s/ Mary T. Brasseaux
MARY T. BRASSEAUX, Secretary

AMENDMENT TO
AMENDED AND RESTATED BYLAWS
OF
RIVER REGION MEDICAL CORPORATION
Amendment No. I to Amended and Restated Bylaws of River Regional Medical Corporation, effective as of July _, 2005 (this “Amendment”), is entered into by Quorum Health Group of Vicksburg, Inc., as the sole shareholder of the Company as defined below (the “Holder”)
WHEREAS, the Amended and Restated Bylaws of the Company are effective as of April 29, 1997 (the “Bylaws”); and
WHEREAS, the Holder desires to enter into this Amendment to amend certain provisions of the Bylaws as more fully described herein;
NOW, THEREFORE, the Bylaws arc hereby amended as follows:
1. The Bylaws shall be amended by replacing the word “eleven (11)” in the first sentence of Article III, Section 2 with the word “three (3)”.
2. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Mississippi.
3. Except as amended hereby, the Bylaws shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.
QUORUM HEALTH GROUP OF
VICKSBURG, INC.
By: /s/ Thomas H. Frazier
Name: Thomas H. Frazier
Title: Senior Vice President

AMENDMENT TO
AMENDED AND RESTATED BYLAWS
OF
RIVER REGION MEDICAL CORPORATION
Amendment No. 1 to Amended and Restated Bylaws of River Regional Medical Corporation, effective as of July ___2005 (this “Amendment”), is entered into by Quorum Health Group of Vicksburg, Inc., as the sole shareholder of the Company as defined below (the “Holder”).
WHEREAS, the Amended and Restated Bylaws of the Company are effective as of April 29, 1997 (the “Bylaws”); and
WHEREAS, the Holder desires to enter into this Amendment to amend certain provisions of the Bylaws as more fully described herein;
NOW, THEREFORE, the Bylaws are hereby amended as follows:
1. The Bylaws shall be amended by replacing the word “eleven (11)” in the first sentence of Article III, Section 2 with the word “three (3)”.
2. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Mississippi.
3. Except as amended hereby, the Bylaws shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.
QUORUM HEALTH GROUP OF
VICKSBURG, INC.
By: /s/ Thomas H. Frazier
Name: Thomas H. Frazier
Title: Senior Vice President